EXHIBIT 99.1
NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Investor Relations 949-926-5663 pandrew@broadcom.com
Broadcom Reports First Quarter 2006 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. — April 20, 2006 — Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its first quarter ended March 31, 2006.
Net revenue for the first quarter of 2006 was $900.6 million, an increase of 9.8% from the $820.6 million reported for the fourth quarter of 2005 and an increase of 63.7% from the $550.3 million reported for the first quarter of 2005. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of 2006 was $134.9 million, or $.22 per share (diluted), compared with GAAP net income of $194.8 million, or $.33 per share (diluted), for the fourth quarter of 2005, and GAAP net income of $69.2 million, or $.13 per share (diluted), for the first quarter of 2005.
Net income computed in accordance with GAAP for the first quarter of 2006 reflected stock-based compensation expense in the amount of $93.7 million as a result of the company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), effective January 1, 2006. Had the company applied the provisions of SFAS 123R in prior periods, it would have reported GAAP net income of approximately $115.7 million or $.20 per share (diluted), for the fourth quarter of 2005, and a GAAP net loss of approximately $61.5 million, or $.12 per share (basic and diluted), for the first quarter of 2005.
In addition to GAAP results, Broadcom reports adjusted net income and net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP net income per share.” A further discussion of these non-GAAP financial measures can be found below, and reconciliations of GAAP net income to non-GAAP net income for the three months ended March 31, 2006 and 2005 appear in the financial statements portion of this release.
Non-GAAP net income for the first quarter of 2006, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $221.9 million, or $.36 per share (diluted). Broadcom reported non-GAAP net income of $196.8 million, or $.34 per share (diluted), for the fourth quarter of 2005, and non-GAAP net income of $81.6 million, or $.15 per share (diluted), for the first quarter of 2005.
“Numerous positive product cycles in our end markets enabled Broadcom to attain record revenue in the first quarter,” said Scott McGregor, Broadcom’s President and Chief Executive Officer. “These product cycles were driven by the strong positive trend in communications convergence. Voice, video and data are no longer separate streams of information but have converged to form a river of information that is enabling new applications, features, end products, and even new end markets. The confluence of these streams is driving not only demand for greater bandwidth to access this information, but also the desire to seamlessly access this information whether at work, at home or mobile.”
“Broadcom is uniquely positioned to drive these trends in convergence and communications,” Mr. McGregor continued. “Our broad and expanding product line and intellectual property portfolio, along with Broadcom’s track record of execution in our three large and growing major target end markets, allow our customers to bring new products to market that enable seamless access to voice, video and data over both wired and wireless networks.”
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its first quarter 2006 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by SEC Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Thursday, May 4, 2006.

Discussion of Non-GAAP Financial Measures
Non-GAAP net income consists of net income excluding stock-based compensation expense, as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted). For this purpose, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Broadcom believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Broadcom believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. The section of the company’s report is available on the SEC’s website at www.sec.gov or under the “Financial Information” tab of the Investors website described above.
Effects of 2006 Stock Dividend
All share numbers and per share amounts set forth in this release and the accompanying unaudited financial statements have been adjusted to reflect the Company’s three-for-two stock split effected February 21, 2006 through the payment of respective stock dividends to the holders of record of Class A and Class B common stock at February 6, 2006.
About Broadcom
Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom, one of the world’s largest fabless semiconductor companies with annual revenue of more than $2.5 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at 1.949.450.8700 or at www.broadcom.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Our reported GAAP results for the first quarter of 2006 and subsequent periods are negatively affected by the implementation of new accounting rules related to the expensing of stock options, which the company adopted effective January 1, 2006. Our GAAP results for periods prior to 2006 have not been restated to give effect to the new accounting rules.
Other important factors that may affect Broadcom’s business, results of operations and financial condition include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict; our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers; intellectual property disputes and customer indemnification claims and other types of litigation risk; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the gain or loss of a key customer, design win or order; our dependence on a few significant customers for a substantial portion of our revenue; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the effectiveness of our expense and product cost control and reduction efforts; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; the quality of our products and any potential remediation costs; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly and test facilities; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.
Our Annual Report on Form 10-K, forthcoming Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Net revenue	$900,647	$550,345
Cost of revenue (1)	432,776	266,116

Gross profit	467,871	284,229
Operating expense:
Research and development (2)	240,131	145,870
Selling, general and administrative (3)	108,707	58,397
Amortization of purchased intangible assets (4)	1,083	912
In-process research and development (4)	5,200	6,652

Income from operations	112,750	72,398
Interest income, net	23,738	7,958
Other income, net (5)	1,771	98

Income before income taxes	138,259	80,454
Provision for income taxes (6)	3,373	11,272

Net income	$134,886	$69,182

Net income per share (basic)	$.25	$.14

Net income per share (diluted)	$.22	$.13

Weighted average shares (basic)	538,968	497,206

Weighted average shares (diluted)	602,776	537,138

The amounts included in the three months ended March 31, 2006 reflect the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), effective January 1, 2006. Had the Company applied the provisions of SFAS 123R in prior periods, it would have reported a GAAP net loss of approximately $61.5 million or $.12 per share (basic and diluted) in the three months ended March 31, 2005. All share numbers and per share amounts set forth in these unaudited financial statements have been adjusted to reflect the Company’s three-for-two stock split effected February 21, 2006 through the payment of respective stock dividends to the holders of record of Class A and Class B common stock at February 6, 2006.
Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release and further described under “Discussion of Non-GAAP Financial Measures”.

(1) Cost of revenue:
Stock-based compensation	$5,005	$368
Amortization of purchased intangible assets	2,981	2,290
Employer payroll tax expense on certain stock option exercises	448	23

	$8,434	$2,681

(2) Research and development expense:
Stock-based compensation	$60,339	$7,025
Employer payroll tax expense on certain stock option exercises.	3,824	223

	$64,163	$7,248

(3) Selling, general and administrative expense:
Stock-based compensation	$28,347	$3,901
Employer payroll tax expense on certain stock option exercises	2,239	166

	$30,586	$4,067

(4) Amortization of purchased intangible assets	$1,083	$912
In-process research and development	5,200	6,652

	$6,283	$7,564

(5) Other income, net:
Gains on strategic investments, net	$(700)	$—
Non-operating gains	(434)	(25)

	$(1,134)	$(25)

(6) Provision for income taxes:
Income tax benefits from adjustments to tax reserves of certain foreign subsidiaries	$(1,700)	$—
Income tax effects	(19,586)	(9,126)

	$(21,286)	$(9,126)

BROADCOM CORPORATION
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
GAAP net income	$134,886	$69,182
Non-GAAP Adjustments:
Stock-based compensation:
Cost of revenue	5,005	368
Research and development	60,339	7,025
Selling, general and administrative	28,347	3,901
Additional acquisition-related items:
Amortization of purchased intangible assets:
Cost of revenue	2,981	2,290
Other operating expense	1,083	912
In-process research and development	5,200	6,652
Employer payroll tax on certain stock option exercises:
Cost of revenue	448	23
Research and development	3,824	223
Selling, general and administrative	2,239	166
Gains on strategic investments, net	(700)	—
Non-operating gains	(434)	(25)
Income tax benefits from adjustments to tax reserves of certain foreign subsidiaries	(1,700)	—
Income tax effects	(19,586)	(9,126)

Total of non-GAAP adjustments	87,046	12,409

Non-GAAP net income	$221,932	$81,591

GAAP weighted average shares (diluted)	602,776	537,138
Non-GAAP adjustment	16,070	—

Non-GAAP weighted average shares (diluted)	618,846	537,138

GAAP net income per share (diluted)	$.22	$.13
Non-GAAP adjustments detailed above	.14	.02

Non-GAAP net income per share (diluted)	$.36	$.15

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating activities
Net income	$134,886	$69,182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,188	14,513
Stock-based compensation:
Stock options and other awards	79,528	6,136
Restricted stock units issued by Broadcom	14,163	5,158
Additional acquisition-related items:
Amortization of purchased intangible assets	4,064	3,202
In-process research and development	5,200	6,652
Gain on strategic investments, net	(700)	—
Change in operating assets and liabilities:
Accounts receivable	(44,199)	(2,153)
Inventory	(31,105)	20,386
Prepaid expenses and other assets	16,395	2,890
Accounts payable	30,225	20,008
Accrued settlement liabilities	(2,000)	(10,053)
Other accrued liabilities	13,754	15,178

Net cash provided by operating activities	231,399	151,099
Investing activities
Purchase of property and equipment, net	(14,957)	(8,054)
Net cash paid for acquisitions and strategic investments, net	(67,784)	(24,147)
Net purchases of marketable securities	(7,046)	(28,372)

Net cash used in investing activities	(89,787)	(60,573)
Financing activities
Payment on assumed debt and other obligations	(4,625)	(2,482)
Net proceeds from issuance of common stock	387,698	28,279
Repurchases of Class A common stock	(93,799)	—

Net cash provided by financing activities	289,274	25,797

Increase in cash and cash equivalents	430,886	116,323
Cash and cash equivalents at beginning of period	1,437,276	858,592

Cash and cash equivalents at end of period	$1,868,162	$974,915

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	March 31,	December 31,
	2006	2005
	(In thousands)
Cash and cash equivalents	$1,868,162	$1,437,276
Short-term marketable securities	272,402	295,402
Long-term marketable securities	172,889	142,843

Total cash, cash equivalents and marketable securities	$2,313,453	$1,875,521

Increase from prior quarter and year end	$437,932

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,868,162	$1,437,276
Short-term marketable securities	272,402	295,402
Accounts receivable, net	351,599	307,356
Inventory	226,301	194,571
Prepaid expenses and other current assets	87,355	101,271

Total current assets	2,805,819	2,335,876
Property and equipment, net	100,556	96,438
Long-term marketable securities	172,889	142,843
Goodwill	1,188,694	1,149,602
Purchased intangible assets, net	37,368	7,332
Other assets	18,156	20,108

Total assets	$4,323,482	$3,752,199

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$323,930	$289,069
Wages and related benefits	79,203	69,837
Deferred revenue	2,121	2,053
Accrued liabilities	241,031	233,663

Total current liabilities	646,285	594,622
Long-term liabilities	9,027	12,138
Commitments and contingencies
Shareholders’ equity	3,668,170	3,145,439

Total liabilities and shareholders’ equity	$4,323,482	$3,752,199